Exhibit 10.1

PLAYERS NETWORK

SERIES B PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

This SERIES B PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of the 17th day of December, 2010 between Players Network, a Nevada corporation (the “Company”), and Tice Capital, LLC, a Texas limited liability company(the “Purchaser”).

Recitals

WHEREAS, the Company desires to sell and issue to Purchaser, and Purchaser desires to purchase from the Company, the shares of the Company’s Series B Preferred Stock and warrants exercisable for shares of the Company’s Series B Preferred Stock on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Terms of Agreement

1.           Defined Terms.  The terms defined in this Section 1 and parenthetically elsewhere in this Agreement shall have such defined meaning throughout this Agreement.

1.1           “Action” has the meaning set forth in Section 3.9.

1.2           “Additional Investment Price” means a per share price equal to the fifty (50) day moving stock average of the Company’s common shares immediately prior to the Subsequent Closing Date plus twenty percent (20%).

1.3           “Additional Warrant” has the meaning set forth in Section 2.3(b).

1.4           “Additional Warrant Price” means the Additional Investment Price plus eighty percent (80%).

1.5           “Agreement” means this Series B Preferred Stock and Warrant Purchase Agreement.

1.6           “Branded Television Project” means a transaction described in section 26 of the Term sheet between the Company and the Purchaser dated as of November 18, 2010.

1.7           “Certificate” has the meaning set forth in Section 2.1.

1.8           “Common Stock” means common stock, $.001 par value, of the Company.

1.9           “Company” means Players Network, a Nevada corporation.

1.10         “Company Disclosure Schedule” has the meaning set forth in Section 3.

1.11           “Conversion Shares” means the shares of Common Stock issuable upon conversion of the Shares and the Warrant Shares.

1.12           “Difference” has the meaning set forth in Section 10.5.

1.13           “Evaluation Date” has the meaning set forth in Section 3.15.

1.14           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.15           “GAAP” means United States generally accepted accounting principles, consistently applied.

1.16           “Initial Closing” has the meaning set forth in Section 2.4(a).

1.17           “Initial Closing Date” has the meaning set forth in Section 2.4(a).

1.18           “Initial Closing Price” means the price per share for the Series B Preferred Stock equal to the fifty (50) day moving stock average of the Company’s common shares immediately prior to the Initial Closing Date, plus twenty percent (20%).

1.19           “Initial Payment” has the meaning set forth in Section 2.3(a).

1.20           “Initial Warrant” has the meaning set forth in Section 2.3(a).

1.21           “Initial Warrant Price” means an amount equal to the Initial Closing Price plus eighty percent (80%).

1.22           “Intellectual Property Rights” has the meaning set forth in Section 3.12.

1.23           “Investor’s Rights Agreement” means the Investor’s Rights Agreement attached hereto as Exhibit C.

1.24           “Lien” means, with respect to any property or asset (whether tangible or intangible), any mortgage, lien, pledge, charge, security interest, encumbrance, or other adverse claim of any kind in respect of such property or asset.

1.25           “Material Adverse Effect” means any material adverse change in, or material adverse effect on, the business, assets, prospects, results of operations, value, financial or other condition of the Company and its Subsidiaries taken as a whole, or any event or circumstance that could reasonably be expected to have any such effect or that could reasonably be expected to prevent, hinder or delay the consummation of any of the transactions contemplated by the Transaction Documents or any of the other documents, instruments or agreements contemplated hereby and thereby.

1.26           “Material Permits” has the meaning set forth in Section 3.13.

1.27           “Note” has the meaning set forth in Section 2.3(a).

1.28           “Person” means an individual, corporation, partnership, limited liability company, association, trust, or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

1.29           “Purchaser” has the meaning set forth in the preamble hereto.

1.30           “SEC” means the Securities Exchange Commission.

1.31           “SEC Reports” means all reports filed by the Company with the SEC or furnished by the Company to the SEC pursuant to the Securities Act, the Exchange Act, or the rules and regulations promulgated thereunder.

1.32           “Securities” has the meaning set forth in Section 2.2.

1.33           “Securities Act” means the Securities Act of 1933, as amended.

1.34           “Series B Preferred Stock” means the Series B Preferred Stock, $.001 par value, of the Company.

1.35           “Shares” means the Series B Preferred Stock sold pursuant to this Agreement.

1.36           “Subsequent Closing” has the meaning set forth in Section 2.4(c).

1.37           “Subsequent Closing Date” has the meaning set forth in Section 2.4(c).

1.38           “Subsidiary” and “Subsidiaries” shall mean, with respect to any Person, any corporation, partnership, limited liability company, joint venture, association or other entity, of which (a) such Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions; (b) such Person is a general partner, manager or managing member or (c) such Person holds a majority of the equity economic interest.

1.39           “Transaction Documents” means this Agreement, the Investor’s Rights Agreement, and the Warrants.

1.40           “Warrants” means, collectively, the Initial Warrant and the Additional Warrant.

1.41           “Warrant Shares” means the shares of Series B Preferred Stock issuable upon exercise of the Warrants.

2.           Purchase and Sale of Securities.

2.1           Filing of Certificate of Designation.  On or prior to the Initial Closing Date, the Company shall adopt and file with the Secretary of State of the State of Nevada the Certificate of Designation in the form attached hereto as Exhibit A (the “Certificate”).

2.2           Authorization.  On or prior to the Initial Closing, the Company shall have authorized: (a) the sale and issuance to the Purchaser of the Shares and the Warrants (collectively, the “Securities”); (b) the sale and issuance of the Warrant Shares; and (c) the issuance of the Conversion Shares. The Shares, the Warrant Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Certificate.

2.3           Sale and Issuance.

(a)           Initial Closing.  Subject to the terms and conditions set forth in this Agreement, the Purchaser agrees to purchase at the Initial Closing, and the Company agrees to sell and issue to the Purchaser at the Initial Closing, for an aggregate purchase price of One Million Dollars ($1,000,000), that number of Shares equal to One Million Dollars ($1,000,000) divided by the Initial Closing Price and a warrant exercisable for an additional number of shares of Series B Preferred Stock equal to 100% of the shares of Series B Preferred Stock purchased on the Initial Closing Date at the Initial Warrant Price (the “Initial Warrant”). The purchase price shall be payable as follows: (i) Two Hundred Thousand Dollars ($200,000) shall be payable by wire transfer in immediately available funds on December 17, 2010 (the “Initial Payment”); and (ii)   Eight Hundred Thousand Dollars ($800,000) less the unpaid principal balance and all accrued and unpaid interest outstanding under that certain $100,000 Convertible Promissory Note payable to David Tice (the “Note”) as of December 17, 2010 shall be payable by wire transfer in immediately available funds on December 22, 2010. The Note shall be deemed to have been repaid in full as of December 17, 2010.

(b)           Subsequent Closing.  Subject to the terms and conditions set forth in this Agreement, the Purchaser agrees to purchase at the Subsequent Closing, and the Company agrees to sell and issue to the Purchaser at the Subsequent Closing, for an aggregate purchase price of Two Hundred Fifty Thousand Dollars ($250,000), that number of Shares equal to Two Hundred Fifty Thousand Dollars ($250,000) divided by the Additional Investment Price and a warrant exercisable for an additional number of shares of Series B Preferred Stock equal to 100% of the shares of Series B Preferred Stock purchased on the Subsequent Closing Date at the Additional Warrant Price (the “Additional Warrant”).

2.4           Closings; Delivery of Certificates.

(a)           Initial Closing.  The initial purchase and sale of Shares and the Initial Warrant (the “Initial Closing”) shall take place on or before December 17, 2010 (the “Initial Closing Date”) at the offices of The Crone Law Group, 101 Montgomery Street, Suite 1950, San Francisco, CA 94104, or at such other time and place mutually agreeable to the Company and the Purchaser, but not prior to the date that the conditions for the Initial Closing set forth in Sections 5 and 7 below have been satisfied or waived by the appropriate party.

(b)           Initial Closing Deliveries.  At the Initial Closing the Company shall deliver to the Purchaser a certificate or certificates, registered in the name of the Purchaser as set forth in Schedule 2.4, representing the shares of Series B Preferred Stock and a certificate, substantially in the form of Exhibit B, representing the Initial Warrant, that the Purchaser is purchasing, against payment of the Initial Payment.

(c)           Subsequent Closing.  A subsequent purchase and sale of Shares and the Additional Warrant (the “Subsequent Closing”) shall take place within three (3) business days after the date that the conditions for the Subsequent Closing set forth in Sections 6 and 8 below have been satisfied or waived by the appropriate party (the “Subsequent Closing Date”) at the offices of The Crone Law Group, 101 Montgomery Street, Suite 1950, San Francisco, CA 94104, or at such other time and place mutually agreeable to the Company and the Purchaser.

(d)           Subsequent Closing Deliveries.  At the Subsequent Closing the Company shall deliver to the Purchaser a certificate or certificates, registered in the name of the Purchaser, representing the shares of Series B Preferred Stock and a certificate, substantially in the form of Exhibit B, representing the Additional Warrant, that the Purchaser is purchasing, against the purchase price therefor.

3.           Representations and Warranties of the Company.  Except as set forth in the Company’s disclosure schedule (the “Company Disclosure Schedule”), the Company hereby represents and warrants to the Purchaser as follows:

3.1           Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which qualification is required, except where the failure to so qualify, individually or in the aggregate, would not have a Material Adverse Effect.  The Company has delivered to the Purchaser true and complete copies of its Articles of Incorporation and Bylaws.

3.2           Capitalization.  The authorized capital stock of the Company consists, or will consist immediately prior to the Initial Closing, of (a) 25,000,000 shares of Preferred Stock, par value $0.001 (the “Preferred Stock”), of which (i) 2,000,000 shares have been designated Series A Preferred Stock, and (ii) 10,873,347 shares have been designated Series B Preferred Stock, none of which are outstanding, and (b) 150,000,000 shares of commons stock , par value $0.001 (the “Common Stock”), of which 59, 534,226 shares are issued and outstanding.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  As of the Initial Closing Date, except as a result of the purchase and sale of the Securities and for stock options issued by the Company to its employees, directors and consultants, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all U.S. federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  As of the Initial Closing Date, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

3.3           SEC Reports; Financial Statements.  The Company has filed all required SEC Reports for the two years preceding the Initial Closing Date (or such shorter period as the Company was required by law to file such material).  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.4           Authorization.  The Company has all requisite power and authority to execute, deliver and perform its obligations under the Transaction Documents.  All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of the Transaction Documents and the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance, sale and delivery of the Shares and the Warrants pursuant to this Agreement, the Warrant Shares pursuant to the Warrants, and the Conversion Shares pursuant to the Certificate has been taken or will be taken prior to the Initial Closing.  The Transaction Documents have been duly executed and delivered by the Company, and assuming that they have been duly executed and delivered by any party thereto other than the Company or its affiliates, constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification and contribution provisions contained in the Investor’s Rights Agreement and in Section 10 hereof may be limited by applicable federal or state securities laws or the public policy underlying such laws.  The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares, and the sale of the Warrants and the issuance of the Warrant Shares and conversion of the Warrant Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

3.5           Valid Issuance of Shares, Warrant Shares, and Conversion Shares.  The Shares and Warrant Shares have been duly authorized and, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration set forth herein, and with respect to the Warrant Shares, when issued, sold and delivered in accordance with the terms of this Agreement and the Warrants for the consideration set forth in the Warrants will be duly and validly issued, fully paid, and nonassessable and free of all Liens and restrictions on transfer other than the restrictions on transfer contained in this Agreement, the Investor’s Rights Agreement and under applicable state and federal securities laws.  The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free of all Liens and restrictions on transfer other than the restrictions on transfer contained in this Agreement, the Investor’s Rights Agreement and under applicable state and federal securities laws.  No further approval of the securityholders or the Board of Directors of the Company will be required for the issuance and sale of the Securities, the Warrant Shares and the Conversion Shares to be sold as contemplated herein, in the Warrants and in the Certificate, respectively.

3.6           No Subsidiaries.  The Company does not own, directly or indirectly, any capital stock or other equity interests in any Subsidiary.

3.7           Offering.  Subject in part to the truth and accuracy of the Purchaser’s representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Shares, the Warrants, the Warrant Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act, and are exempt from registration and qualification under the registration, permit or qualification requirements of all applicable securities laws of any state of the United States.

3.8           Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports, (a) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (ii) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (c) the Company has not altered its method of accounting, (d) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (e) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans.  The Company does not have pending before the SEC any request for confidential treatment of information.

3.9           Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any of its directors, officers or employees or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which (a) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or the transactions contemplated by the Transaction Documents, or (b) would, if there were an unfavorable decision, have or reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

3.10           Compliance.  The Company (a) is not in default under or in violation of (and, to the Company’s knowledge, no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other similar agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived) or any material contract filed by the Company with the SEC pursuant to the Securities Act, the Exchange Act or the rules and regulations promulgated thereunder, (b) is in violation of any order of any court, arbitrator or governmental body applicable to the Company, (c) is or has been in violation of any statute, rule or regulation of any governmental authority applicable to the Company, including without limitation all foreign, federal, state and local laws applicable to its business, or (d) is in violation of or default under its Articles of Incorporation or Bylaws, except in each of the cases referenced in clauses (a), (b) and (c) above as would not, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect.

3.11           Title to Assets.  The Company has good and marketable title in fee simple to all real property owned by it that is material to the business of the Company and good and marketable title in all personal property owned by it that is material to the business of the Company, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company are held under valid, subsisting and enforceable leases of which the Company is in compliance.

3.12           Patents and Trademarks.  The Company owns, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with its business as described in the SEC Reports and which the failure to so have would, individually or in the aggregate, have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  The Company has not received a written notice that the Intellectual Property Rights used by the Company violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of the Company.

3.13           Regulatory Permits.  The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any written notice of proceedings relating to the revocation or modification of any Material Permit.

3.14           Transactions with Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company and (c) for other employee benefits, including stock option agreements under any equity incentive plan of the Company.

3.15           Sarbanes-Oxley; Internal Accounting Controls.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Initial Closing Date.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could materially affect the Company’s internal controls.

3.16           Disclosure.  The Company has provided the Purchaser with all the information that the Purchaser has requested for deciding whether to purchase the Series B Preferred Stock.

3.17           Registration Rights.  Except as provided in the Investor’s Rights Agreement the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

3.18           Corporate Documents.  Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Purchaser), the Articles of Incorporation, Certificates of Designation, and Bylaws of the Company are in the form previously provided to the Purchaser. The copy of the minute books of the Company provided to the Purchaser contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation of the Company and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

3.19           Tax Status.  The Company has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.  None of the Company’s tax returns is presently being audited by any taxing authority.

3.20           Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Securities, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

3.21           Insurance.  The Company maintains insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for its business as currently conducted, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect.

3.22           Use of Proceeds.  The Company shall use the proceeds from the sale of the Securities as described in the “Use of Proceeds Statement” provided to the Purchaser.

3.23           Related Party Transactions.  Except as set forth in the SEC Reports, no transaction has occurred between or among the Company, on the one hand, and its affiliates, officers or directors on the other hand.

3.24           Foreign Corrupt Practices.  Neither the Company, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.25           Full Disclosure.  No representation or warranty of the Company made in this Agreement and the Investor’s Rights Agreement, including any schedules or exhibits hereto or thereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

4.           Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants that:

4.1           Organization; Validity; Enforcements.  (a) The Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Texas and has all requisite limited liability company power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, (b) the Purchaser has all requisite power and authority to execute, deliver and perform its obligations in this Agreement and the Investor’s Rights Agreement and to consummate the transactions contemplated hereby and thereby, (c) all limited liability company action on the part of the Purchaser and its officers and members necessary for the authorization, execution and delivery of this Agreement and the Investor’s Rights Agreement and the performance of all obligations of the Purchaser hereunder and thereunder has been taken or will be taken prior to the Initial Closing,  (d) the making and performance of this Agreement and the Investor’s Rights Agreement by the Purchaser and the consummation of the transactions herein and therein contemplated will not violate or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Purchaser, (e) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Purchaser for the execution and delivery of this Agreement and the Investor’s Rights Agreement or the consummation of the transactions contemplated by this Agreement and the Investor’s Rights Agreement, (f) upon the execution and delivery of this Agreement and the Investor’s Rights Agreement, this Agreement and the Investor’s Rights Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification and contribution provisions contained in the Investor’s Rights Agreement and in Section 9.3 hereof may be limited by applicable federal or state securities laws or the public policy underlying such laws, and (g) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement or the Investor’s Rights Agreement.

4.2           Purchase Entirely for Own Account.  The Securities are being acquired for investment for the Purchaser’s own account, not as a nominee or agent and not with a view to the resale or distribution of any part thereof.

4.3           Information. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company; provided, however, that neither such inquiries nor any other due diligence investigations conducted by the Purchaser or its representatives shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in Section 3.  The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

4.4           Investment Experience.  The Purchaser understands that the purchase of the Securities involves substantial risk.  The Purchaser is an investor in securities of companies in the developmental stage and acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment in the Securities.  The Purchaser has undertaken an independent analysis of the merits and the risks of an investment in the Securities, based on the Purchaser’s own financial circumstances.  Purchaser also represents it has not been organized for the purpose of acquiring the Securities.

4.5           No General Solicitation.  The Purchaser acknowledges that it has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the Securities.

4.6           Accredited Purchaser.  The Purchaser is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect and Purchaser has executed the Certificate of Accredited Investor Status, attached hereto as Exhibit D.

4.7           Restricted Securities.  The Purchaser understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  In this connection, the Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby.  The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities, nor will the Purchaser engage in any short sale that results in a disposition of any of the Securities by the Purchaser, except in compliance with the Securities Act and the rules and regulations promulgated thereunder and any applicable state securities law.

4.8           Consultation With Own Attorney.  The Purchaser has been advised to consult with its own attorney or attorneys regarding all legal matters concerning an investment in the Company and the tax consequences of purchasing the Securities, and has done so, to the extent Purchaser considers necessary.

4.9            Tax Consequences.  The Purchaser acknowledges that the tax consequences of investing in the Company will depend on particular circumstances, and neither the Company, the Company’s officers, any other investors, nor the partners, shareholders, members, managers, agents, officers, directors, employees, affiliates or consultants of any of them, will be responsible or liable for the tax consequences to Purchaser of an investment in the Company.  The Purchaser will look solely to and rely upon its own advisers with respect to the tax consequences of this investment.

4.10           Information Provided by Purchaser.  All information which the Purchaser has provided to the Company concerning the Purchaser, its financial position and its knowledge of financial and business matters, and any information found in the Certificate of Accredited Investor Status, is truthful, accurate, correct, and complete as of the date set forth herein or therein.

4.11           Legends.  The Purchaser understands that, at all times until such time as (a) a registration statement registering the Shares, the Conversion Shares and Warrant Shares has been declared effective or (b) the Conversion Shares, the Shares and Warrant Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares, the Shares and the Warrant Shares will bear a restrictive legend in substantially the following form:

“NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE OR EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

4.12           Reliance on Exemptions.  The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the rules and regulations promulgated thereunder and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

4.13           No Government Review.  The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

5.           Conditions of Purchaser’s Obligations at Initial Closing.  The obligations of the Purchaser are subject to the fulfillment, on or before the Initial Closing, of each of the following conditions, unless waived by the Purchaser in writing:

5.1           Representations and Warranties.  The representations and warranties of the Company contained in Section 3 shall be true and correct in all respects as of the date hereof and as of the date of the Initial Closing.

5.2           Performance.  The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Initial Closing.

5.3           Officers’ Certificate.  A duly authorized executive officer of the Company shall have delivered to the Purchaser at the Initial Closing a certificate certifying that the conditions in Sections 5.1 and 5.2 have been satisfied.

5.4           Qualifications.  All authorizations, approvals, consents or permits, if any, of any Person that are required in connection with the lawful issuance and sale of the Shares, Warrants, Warrant Shares and the Conversion Shares pursuant to this Agreement shall be duly obtained and effective as of the Initial Closing Date.

5.5           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement or the other Transaction Documents.

5.6           No Suspension of Trading in Common Stock; Listing.  Trading in the Common Stock shall not have been suspended by the SEC or the market in which the Common Stock is then traded (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding the Company) at any time since the date of this Agreement, and the Common Stock shall have been at all times since such date listed or quoted for trading on a national securities exchange or quotation service or over-the-counter securities market.

5.7           No Material Adverse Change.  Nothing shall have occurred or be threatened that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.8           Investor’s Rights Agreement.  The Investor’s Rights Agreement shall have been entered into by all of the parties to the Investor’s Rights Agreement.

5.9           Use of Proceeds Statement.  The Company shall have provided the Purchaser a Use of Proceeds Statement, which shall be satisfactory to the Purchaser in all respects.

6.           Conditions of Purchaser’s Obligations at Subsequent Closing.  The obligations of the Purchaser to purchase the Shares at the Subsequent Closing are subject to the fulfillment, on or before the Initial Closing, of each of the following conditions, unless waived by the Purchaser in writing:

6.1           Branded Television Project.  The execution and delivery by the Company on or before January 31, 2011 of the agreements representing the Branded Television Project.

6.2           Representations and Warranties.  The representations and warranties of the Company contained in Section 3 shall be true and correct in all respects as of the date hereof and as of the date of the Subsequent Closing.

6.3           Performance.  The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Subsequent Closing.

6.4           Officers’ Certificate.  A duly authorized executive officer of the Company shall have delivered to the Purchaser at the Subsequent Closing a certificate certifying that the conditions in Sections 6.2 and 6.3 have been satisfied.

6.5           Qualifications.  All authorizations, approvals, consents or permits, if any, of any Person that are required in connection with the lawful issuance and sale of the Shares, Warrants, Warrant Shares and the Conversion Shares pursuant to this Agreement shall be duly obtained and effective as of the Subsequent Closing Date.

6.6           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement or the other Transaction Documents.

6.7           No Suspension of Trading in Common Stock; Listing.  Trading in the Common Stock shall not have been suspended by the SEC or the market in which the Common Stock is then traded (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding the Company) at any time since the date of this Agreement, and the Common Stock shall have been at all times since such date listed or quoted for trading on a national securities exchange or quotation service or over-the-counter securities market.

6.8           No Material Adverse Change.  Nothing shall have occurred or be threatened that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

7.           Conditions of the Company’s Obligations at Initial Closing.  The obligations of the Company to the Purchaser are subject to the fulfillment on or prior to the Initial Closing of each of the following conditions by the Purchaser, unless waived by the Company in writing:

7.1           Payment of the Initial Payment.  The Company shall receive same-day funds in the full amount of the Initial Payment.

7.2           Representations and Warranties.  The representations and warranties of the Purchaser contained in Section 4 shall be true and correct in all respects as of the date hereof and as of the date of the Initial Closing.

7.3           Performance.  The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Initial Closing.

7.4           Officers’ Certificate.  The Purchaser shall have delivered to the Company at the Initial Closing a certificate certifying that the conditions in Sections 7.2 and 7.3 have been satisfied.

7.5           Qualifications.  All authorizations, approvals, consents or permits, if any, of any Person that are required in connection with the lawful issuance and sale of the Shares, Warrants, Warrant Shares and the Conversion Shares pursuant to this Agreement shall be duly obtained and effective as of the Initial Closing Date.

7.6           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement or the other Transaction Documents.

8.           Conditions of the Company’s Obligations at Subsequent Closing.  The obligations of the Company to the Purchaser at the Subsequent Closing are subject to the fulfillment on or prior to the Subsequent Closing of each of the following conditions by the Purchaser, unless waived by the Company in writing:

8.1           Payment of Purchase Price.  The Company shall receive same-day funds in the full amount of the purchase price for the Securities purchased in the Subsequent Closing.

8.2           Representations and Warranties.  The representations and warranties of the Purchaser contained in Section 4 shall be true and correct in all respects as of the date hereof and as of the date of the Subsequent Closing.

8.3           Performance.  The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Subsequent Closing.

8.4           Officers’ Certificate.  The Purchaser shall have delivered to the Company at the Subsequent Closing a certificate certifying that the conditions in Sections 8.2 and 8.3 have been satisfied.

8.5           Qualifications.  All authorizations, approvals, consents or permits, if any, of any Person that are required in connection with the lawful issuance and sale of the Shares, Warrants, Warrant Shares and the Conversion Shares pursuant to this Agreement shall be duly obtained and effective as of the Subsequent Closing Date.

8.6           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement or the other Transaction Documents.

9.           Post-Closing Covenants.

9.1           Blue Sky Filings.  The Company shall file documents required of the Company for normal Blue Sky clearance in the state of the Purchaser’s domicile; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

9.2             Expenses.  The Company shall bear all expenses in connection with the procedures set forth in this Section 9, other than fees and expenses, if any, of counsel or other advisers to the Purchaser.

9.3             Reservation of Stock.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Series B Preferred Stock, solely for the purpose of effecting the Subsequent Closing and the exercise of the Warrants, such number of shares of Series B Preferred Stock as shall from time to time be sufficient to effect such transactions. If any time the number of authorized but unissued shares of Series B Preferred Stock shall not be sufficient to effect the Subsequent Closing and the exercise of the Warrants, in addition to any other remedies available to the Purchaser, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series B Preferred Stock to such number of shares as shall be sufficient for such purposes.

10.           Indemnification.

10.1           Definitions.  For purposes of this Section 9.3:

(a)                  the term “Purchaser/Affiliate” shall mean any affiliates of the Purchaser,  including a transferee who is an affiliate of the Purchaser, and any person who controls the Purchaser or any affiliate of the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and

(b)                  the term “Registration Statement” shall include any preliminary prospectus, final prospectus, free writing prospects, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement.

10.2           The Company agrees to indemnify, defend and hold harmless the Purchaser and each Purchaser/Affiliate, against any losses, claims, damages, liabilities or expenses, joint or several, to which the Purchaser or Purchaser/Affiliates may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the prior written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder or under law, and will reimburse promptly the Purchaser and each Purchaser/Affiliate for any legal and other expenses as such expenses are reasonably incurred by the Purchaser or the Purchaser/Affiliate in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, and the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon the inaccuracy of any representation or warranty made by the Purchaser herein.

10.3           Purchaser will indemnify, defend and hold harmless the Company, each of its directors, each of its executive officers, including such officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the prior written consent of the Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon the inaccuracy of any representation or warranty made by the Purchaser herein; and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person of the Company for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Purchaser’s liability under this Section 9.3 shall not exceed the amount of net proceeds (excluding sales commissions and other selling expenses) received by the Purchaser on the sale of the Securities pursuant to the Registration Statement.

10.4           Promptly after receipt by an indemnified party under this Section 9.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9.3 promptly notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 9.3 to the extent it is not prejudiced as a result of such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (a) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (b) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.  The indemnifying party shall not be liable for any settlement of any action without its written consent, provided that such consent shall not be unreasonably withheld or delayed.

10.5           If the indemnification provided for in this Section 10.5 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under Sections 10.2, 10.3 and 10.4 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the placement of the Securities contemplated by this Agreement or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (b) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the amount paid by the Purchaser to the Company pursuant to this Agreement for the Securities purchased by the Purchaser that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount the Purchaser paid for the Securities that were sold pursuant to the Registration Statement and the amount received by the Purchaser from such sale.  The relative fault of the Company on the one hand and the Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by the Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 10.4, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 10.4 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section 10.5; provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 10.4 purposes of indemnification.  The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9.3 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph.  Notwithstanding the provisions of this Section 9.3, the Purchaser shall not be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

11.           Miscellaneous.

11.1           Survival of Warranties.  The warranties, representations and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Initial Closing and the Subsequent Closing.

11.2           Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under, or by reason of, this Agreement, except as expressly provided in this Agreement.

11.3           Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Nevada as applied to agreements among Nevada residents entered into and to be performed entirely within Nevada.

11.4           Counterparts and Facsimile Signatures.  This Agreement may be executed manually or by facsimile signature and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

11.5           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

11.6           Notices.  Except as otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, (b) when received by facsimile at the address and number for such party set forth on the signature page hereto, (c) three (3) business days after deposit in the U.S. mail with first class or certified mail receipt requested, postage prepaid, and addressed to the other party as set on the signature page hereto, or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth on the signature page below, with next business day delivery guaranteed.  A party may change or supplement its addresses for the purposes of receiving notice pursuant to this Section 11.6 by giving the other parties written notice of the new address in the manner set forth above.

11.7           Finder’s Fee.  Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. The Purchaser agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser or any of its partners, employees or representatives is responsible, and the Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

11.8           Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investor’s Rights Agreement, the Certificate, or the Warrants, the substantially prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

11.9           Amendments and Waivers.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.  Any amendment or waiver effected in accordance with this Section 11.9 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

11.10           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

11.11           Further Assurances.  The Company and the Purchaser shall take all further actions and execute and deliver all further documents that are reasonably be required to effect the transactions contemplated by this Agreement.

11.12           Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement and understanding among the parties hereto and supersede all prior negotiations and agreements, whether oral or written.

*           *           *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PLAYERS NETWORK

By:	/s/ Mark Bradley
Mark Bradley
Chief Executive Officer

Print or Type:

TICE CAPITAL, LLC

By:	/s/ David Tice
David Tice
Sole Member

Address:	10455 North Central Expressway, Suite 109 Dallas, Texas 75231
Telephone:
Facsimile:
E-mail:

SCHEDULE 2.4

SECURITIES CERTIFICATE QUESTIONNAIRE

Pursuant to Section 2.4 of the Agreement, please provide us with the following information:

1.           The exact name that your Securities are to be registered in (this is the name that will appear on your stock certificate(s) and warrant certificates, if applicable).  You may use a nominee name if appropriate:

2.           The relationship between the Purchaser of the Securities and the Registered Holder listed in response to item 1 above:

3.           The mailing address of the Registered Holder listed in response to item 1 above:

4.           The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

EXHIBIT A

CERTIFICATE OF DESIGNATION

EXHIBIT B

FORM OF WARRANT

EXHIBIT C

INVESTOR’S RIGHTS AGREEMENT

EXHIBIT D

CERTIFICATE OF ACCREDITED INVESTOR STATUS

Except as may be indicated by the undersigned below, the undersigned is an “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).  The undersigned has initialed the spaces below indicating the basis on which it is representing its status as an “accredited investor”:

                       a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

                         a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

                         an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

                         a natural person whose individual net worth, or joint net worth with the undersigned’s spouse, at the time of this purchase exceeds $1,000,000, excluding the equity in such person’s principal place of residence;

                         a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

                         a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment;

                         an entity in which all of the equity holders are “accredited investors” by virtue of their meeting one or more of the above standards; or

                         an individual who is a director or executive officer of Players Network.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Accredited Investor Status effective as of ______________, 2010.

TICE CAPITAL. LLC

By:

David Tice, its sole member